Exhibit 15.6

18th Floor, East Tower, World Financial Center 1 Dongsanhuan Zhonglu Chaoyang District Beijing, 100020 P.R. China T +86 10 5878 5588 F +86 10 5878 5577 www.kwm.com

CONSENT LETTER

To PetroChina Company Limited

No. 9 Dongzhimen North Street

Dongcheng District, Beijing 100007

People’s Republic of China

April 28, 2023

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information — Risk Factors” in PetroChina Company Limited’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2022.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

King & Wood Mallesons